EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 134 to File No. 002-13107; Amendment No. 134 to File No. 811-00750) of Delaware Group Equity Funds II, and the caption “Other Information” in the November 30, 2010 Annual Reports of Delaware Large Cap Value Fund and Delaware Value Fund incorporated by reference in this Registration Statement.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 28, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated January 19, 2011, relating to the financial statements and financial highlights which appear in the November 30, 2010 Annual Report to Shareholders of Delaware Large Cap Value Fund and Delaware Value Fund (constituting Delaware Group Equity Funds II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights” and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 28, 2011